Exhibit 99.1

CRITEO REPORTS RESULTS FOR THE THIRD QUARTER 2018,
ANNOUNCES ACQUISITION OF AN ATTRACTIVE APP INSTALL ADVERTISING SOLUTION,
AND ANNOUNCES A $80M SHARE REPURCHASE PROGRAM

NEW YORK - October 31, 2018 - Criteo S.A. (NASDAQ: CRTO), the advertising platform for the open Internet, today announced financial results for the third quarter ended September 30, 2018.

•	Revenue decreased 6%, or 4% at constant currency[1], year-over-year to $529 million.

•	Revenue excluding Traffic Acquisition Costs, or Revenue ex-TAC[2], decreased 5%, or 2% at constant currency, year-over-year to $223 million, or 42% of revenue.

•	Adjusted EBITDA[2] decreased 12%, or 11% at constant currency, year-over-year to $70 million, or 31% of Revenue ex-TAC.

•	Cash flow from operating activities decreased 19% year-over-year to $50 million.

•	Free Cash Flow[2] was $21 million.

•	Net income decreased 19% year-over-year to $18 million.

•	Adjusted net income per diluted share[2] decreased 18% year-over-year to $0.53.

•	We have entered into a definitive agreement to acquire Manage, a company with an attractive app install advertising solution.

•	Our Board of Directors has authorized a $80 million share repurchase program indicating our confidence in our business.

"Our clients continue to place great value in our performance, scale and neutrality", said JB Rudelle, CEO. "We are building on this trust to expand our client relationships with new products and solutions".

"We are on track with our transition to a multi-product company and the realignment of our sales organization", commented Benoit Fouilland, CFO. "This transformation will help bring even more value to our customers".

Operating Highlights

•	We ended the quarter with over 19,000 commerce and brand clients, a 11% increase year-over-year, while maintaining client retention at close to 90% for our full-funnel products.

•	Revenue ex-TAC from our Customer Acquisition, Audience Match, Sponsored Products and Storetail products combined increased 82% year-over-year at constant currency, to over 7% of our total business.

•	Our in-app business grew 67% year-over-year on a Revenue ex-TAC basis.

•	Our header bidding technology is now connected to over 2,600 large publishers, compared to 2,300 at the end of Q2.

•	Same-client Revenue ex-TAC[3] decreased 5% year-over-year at constant currency due to headwinds from limitations to reach users in Safari.

___________________________________________________
1 Growth at constant currency excludes the impact of foreign currency fluctuations and is computed by applying the 2017 average exchange rates for the relevant period to 2018 figures.
2 Revenue ex-TAC, Adjusted EBITDA, Adjusted net Income per diluted share and Free Cash Flow are not measures calculated in accordance with U.S. GAAP.
3 Same-client Revenue ex-TAC is the Revenue ex-TAC generated by clients that were live with us in a given quarter and still live with us the same quarter in the following year.

Revenue and Revenue ex-TAC

Revenue decreased 6%, or 4% at constant currency, year-over-year to $529 million (Q3 2017: $564 million). Revenue ex-TAC decreased 5%, or 2% at constant currency, year-over-year to $223 million (Q3 2017: $234 million). This decrease was primarily due to significant headwinds from external factors, in particular in our business with existing clients.

•	In the Americas, Revenue ex-TAC decreased 2%, or 0% at constant currency, year-over-year to $85 million and represented 38% of total Revenue ex-TAC.

•	In EMEA, Revenue ex-TAC decreased 8%, or 5% at constant currency, year-over-year to $84 million and represented 38% of total Revenue ex-TAC.

•	In Asia-Pacific, Revenue ex-TAC decreased 3%, or 2% at constant currency, year-over-year to $55 million and represented 24% of total Revenue ex-TAC.

Revenue ex-TAC margin as a percentage of revenue improved 70 basis points year-over-year to over 42%.

Net Income and Adjusted Net Income

Net income decreased 19% year-over-year to $18 million (Q3 2017: $22 million). Net income available to shareholders of Criteo S.A. was $17 million, or $0.25 per share on a diluted basis (Q3 2017: $20 million, or $0.29 per share on a diluted basis).

Adjusted net income, or net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments, decreased 18% year-over-year to $36 million, or $0.53 per share on a diluted basis (Q3 2017: $44 million, or $0.65 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA decreased 12%, or 11% at constant currency, to $70 million (Q3 2017: $79 million). This decrease was primarily driven by the Revenue ex-TAC performance across regions.

Adjusted EBITDA margin as a percentage of Revenue ex-TAC was 31% (Q3 2017: 34%).

Operating expenses decreased 4% year-over-year to $165 million (Q3 2017: $171 million), reflecting a flat headcount over the period and lower equity award compensation expense. Operating expenses, excluding the impact of equity awards compensation expense, pension costs, restructuring costs, depreciation and amortization and acquisition-related costs and deferred price consideration, which we refer to as Non-GAAP Operating Expenses, decreased 2% year-over-year to $138 million (Q3 2017: $140 million).

Cash Flow and Cash Position

Cash flow from operating activities decreased 19% year-over-year to $50 million (Q3 2017: $62 million).

Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment, decreased 39% year-over-year to $21 million (Q3 2017: $34 million).

Total cash and cash equivalents increased $45 million compared to the end of 2017 to $459 million.

Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of October 31, 2018 and include contributions from the acquisition of Manage.

Fourth Quarter 2018 Guidance:

•
We expect Revenue ex-TAC to be between $256 million and $262 million. This implies a constant-currency growth of -6% to -4%. Using the exchange rate assumptions underlying our guidance for the third quarter 2018, this would equate to between $261 million and $267 million.

•
We expect Adjusted EBITDA to be between $86 million and $92 million. Using the exchange rate assumptions underlying our guidance for the third quarter 2018, this would equate to between $88 million and $94 million.

Fiscal Year 2018 Guidance:

•	We continue to expect Revenue ex-TAC for fiscal year 2018 to grow between -1% and +1% at constant currency.

•	We continue to expect our Adjusted EBITDA margin for fiscal year 2018 to be between 30% and 32% of Revenue ex-TAC.

The above guidance for the quarter and the fiscal year ending December 31, 2018, assumes the following average exchange rates over the quarter to December 31, 2018, for the main currencies impacting our business: a U.S. dollar-euro rate of 0.85, a U.S. dollar-Japanese Yen rate of 113, a U.S. dollar-British pound rate of 0.75 and a U.S. dollar-Brazilian real rate of 4.15.

The above guidance assumes no acquisitions are completed during the quarter and the fiscal year ending December 31, 2018.

Reconciliation of Revenue ex-TAC and Adjusted EBITDA guidance to the closest corresponding U.S. GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future U.S. GAAP financial results.

Acquisition of Manage

Criteo has entered into a definitive agreement to acquire Manage, a Silicon Valley-based company with an attractive app install advertising solution. Mobile apps are one of the biggest and fastest growing advertising spend channels. The addition of Manage complements our already significant app business and further strengthens our end-to-end advertising solution. With Manage, we gain key commercial talent and technology to win in this growing space.

The transaction was closed on October 29, 2018.

Announcement of a $80 million Share Repurchase Program

Demonstrating the Company's confidence in its ability to achieve its vision over the medium-term and to return to growth while continuing to generate healthy Free Cash Flow, Criteo today announces that the Board of Directors has authorized a share repurchase program of up to $80 million of the Company’s outstanding American Depositary Shares.

This program relies upon the authorization provided by shareholders at the Company's 2018 Annual General Meeting, and as such the Company intends to use repurchased shares in connection with M&A transactions. In addition, the Company may use repurchased shares to satisfy employee equity plan vesting in lieu of issuing new shares.

The authorization is effective immediately and remains in effect until June 27, 2019. Under the terms of the approved program, the stock purchases may be made from time to time on the NASDAQ Global Select Market in compliance with applicable state and federal securities laws (including the requirements of Securities and Exchange Commission (“SEC”) Rule 10b-18) and applicable provisions of French corporate law. The timing and amounts of any purchases will be based on market conditions and other factors including price, regulatory requirements and capital availability, as determined by Criteo’s management team and within the limits set by the shareholders’ authorization. The program does not require the purchase of any minimum number of shares and may be suspended, modified or discontinued at any time without prior notice.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission (the "SEC"): Revenue ex-TAC, Revenue ex-TAC by Region, Revenue ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Revenue ex-TAC is our revenue excluding Traffic Acquisition Costs ("TAC") generated over the applicable measurement period and Revenue ex-TAC by Region reflects our Revenue ex-TAC by our geographies. Revenue ex-TAC, Revenue ex-TAC by Region and Revenue ex-TAC margin are key measures used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue can provide a useful measure for period-to-period comparisons of our business and across our geographies. Accordingly, we believe that Revenue ex-TAC, Revenue ex-TAC by Region and Revenue ex-TAC margin provide useful information to investors and the market generally in understanding and evaluating our operating results in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short‑ and long-term operational plans. In particular, we believe that by eliminating equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration, Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments. Adjusted Net Income and Adjusted Net Income per diluted share are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that by eliminating equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments, Adjusted Net Income and Adjusted Net Income per diluted share can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted Net Income per diluted share provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment. Free Cash Flow is a key measure used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow permits a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Revenue ex-TAC to revenue, Revenue ex-TAC by Region to revenue by region, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: 1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and 2) other companies may report Revenue ex-TAC, Revenue ex-TAC by Region, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending September 30, 2018 and the fiscal year ending December 31, 2018, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to respond to changes in technology, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, uncertainty regarding international growth and expansion, the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Revenue ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on March 1, 2018, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 4, 2018, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC on August 2, the Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, that will be filed with the SEC, as well as future filings and reports by the Company. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s earnings conference call will take place today, October 31, 2018, at 8:00 AM ET, 1:00 PM CET. The conference call will be webcast live on the Company’s website http://ir.criteo.com and will be available for replay.

Conference call details:

•	U.S. callers: +1 855 209 8212

•	International callers: +1 412 317 0788 or +33 1 76 74 05 02
Please ask to be joined into the "Criteo S.A." call.

About Criteo

Criteo (NASDAQ: CRTO) is the advertising platform for the open Internet, an ecosystem that favors neutrality, transparency and inclusiveness. 2,700 Criteo team members partner with over 19,000 customers and thousands of publishers around the globe to deliver effective advertising across all channels, by applying advanced machine learning to unparalleled data sets. Criteo empowers companies of all sizes with the technology they need to better know and serve their customers. For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Edouard Lassalle, VP, Head of IR, e.lassalle@criteo.com
Friederike Edelmann, IR Director, f.edelmann@criteo.com

Criteo Public Relations
Emma Ferns, VP Global Communications, e.ferns@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands, unaudited)

	December 31, 2017	September 30, 2018
Assets
Current assets:
Cash and cash equivalents	$414,111	$458,690
Trade receivables, net of allowances	484,101	356,792
Income taxes	8,882	20,316
Other taxes	58,346	48,722
Other current assets	26,327	26,855
Total current assets	991,767	911,375
Property, plant and equipment, net	161,738	183,777
Intangible assets, net	96,223	96,848
Goodwill	236,826	268,734
Non-current financial assets	19,525	20,491
Deferred tax assets	25,221	34,718
Total non-current assets	539,533	604,568
Total assets	$1,531,300	$1,515,943

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$417,032	$332,388
Contingencies	1,798	2,411
Income taxes	9,997	2,510
Financial liabilities - current portion	1,499	2,498
Other taxes	58,783	45,233
Employee - related payables	66,219	53,709
Other current liabilities	65,677	59,463
Total current liabilities	621,005	498,212
Deferred tax liabilities	2,497	6,438
Retirement benefit obligation	5,149	5,942
Financial liabilities - non-current portion	2,158	2,766
Other non-current liabilities	2,793	3,669
Total non-current liabilities	12,597	18,815
Total liabilities	633,602	517,027
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 per value, 66,085,097 and 67,231,036 shares authorized, issued and outstanding at December 31, 2017 and September 30, 2018, respectively.	2,152	2,182
Additional paid-in capital	591,404	648,139
Accumulated other comprehensive income (loss)	(12,241)	(25,788)
Retained earnings	300,210	355,003
Equity - attributable to shareholders of Criteo S.A.	881,525	979,536
Non-controlling interests	16,173	19,380
Total equity	897,698	998,916
Total equity and liabilities	$1,531,300	$1,515,943

CRITEO S.A.
Consolidated Statement of Income
(U.S. dollars in thousands, except share and per share data, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2017	2018	YoY Change	2017	2018	YoY Change

Revenue	$563,973	$528,869	(6)%	$1,622,661	$1,630,218	0.5%

Cost of revenue
Traffic acquisition cost	(329,576)	(305,387)	(7)%	(958,469)	(936,096)	(2)%
Other cost of revenue	(29,951)	(32,921)	10%	(89,914)	(92,937)	3%

Gross profit	204,446	190,561	(7)%	574,278	601,185	5%

Operating expenses:
Research and development expenses	(43,860)	(41,796)	(5)%	(126,992)	(134,658)	6%
Sales and operations expenses	(95,184)	(90,526)	(5)%	(283,815)	(278,901)	(2)%
General and administrative expenses	(32,389)	(32,463)	0.2%	(96,143)	(102,698)	7%
Total Operating expenses	(171,433)	(164,785)	(4)%	(506,950)	(516,257)	2%
Income from operations	33,013	25,776	(22)%	67,328	84,928	26%
Financial income (expense), net	(2,886)	(1,007)	(65)%	(7,313)	(3,338)	(54)%
Income before taxes	30,127	24,769	(18)%	60,015	81,590	36%
Provision for income taxes	(7,858)	(6,821)	(13)%	(15,724)	(27,845)	77%
Net Income	$22,269	$17,948	(19)%	$44,291	$53,745	21%

Net income available to shareholders of Criteo S.A.	$19,774	$17,143		$38,185	$50,678
Net income available to non-controlling interests	$2,495	$805		$6,106	$3,067

Weighted average shares outstanding used in computing per share amounts:
Basic	65,412,326	67,075,453		64,881,751	66,531,371
Diluted	68,200,343	68,625,673		67,876,791	67,864,802

Net income allocated to shareholders per share:
Basic	$0.30	$0.26		$0.59	$0.76
Diluted	$0.29	$0.25		$0.56	$0.75

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		YoY Change	September 30,		YoY Change
	2017	2018		2017	2018

Net income	$22,269	$17,948	(19)%	$44,291	$53,745	21%
Non-cash and non-operating items	61,995	51,993	(16)%	146,443	159,982	9%
- Amortization and provisions	25,990	27,891	7%	72,681	79,040	9%
- Equity awards compensation expense (1)	22,028	17,262	(22)%	51,887	56,333	9%
- Interest accrued and non-cash financial income and expense	(25)	20	NM	7	66	NM
- Change in deferred taxes	(8,164)	(1,806)	(78)%	(20,569)	(9,341)	(55)%
- Income tax for the period	16,022	8,626	(46)%	36,293	37,186	2%
- Other (2)	6,144	—	(100)%	6,144	(3,302)	NM
Changes in working capital related to operating activities	(12,372)	3,929	(132)%	13,418	17,573	31%
- (Increase)/decrease in trade receivables	(991)	12,931	NM	35,220	114,377	NM
- Increase/(decrease) in trade payables	(5,031)	13,091	NM	(31,284)	(76,599)	NM
- (Increase)/decrease in other current assets	4,001	(8,229)	NM	6,581	5,550	(16)%
- Increase/(decrease) in other current liabilities (2)	(10,351)	(13,864)	34%	2,901	(25,755)	NM
Income taxes paid	(10,165)	(23,614)	NM	(37,696)	(56,174)	49%
CASH FROM OPERATING ACTIVITIES	61,727	50,256	(19)%	166,456	175,126	5%
Acquisition of intangible assets, property, plant and equipment	(20,999)	(60,627)	NM	(74,275)	(86,920)	17%
Change in accounts payable related to intangible assets, property, plant and equipment	(6,774)	30,971	NM	(8,760)	6,850	NM
Disposal of (Payments for) business, net of cash acquired (disposed)	73	(38,100)	NM	1,125	(48,911)	NM
Change in other non-current financial assets	(157)	(45)	(71)%	1,117	(3)	(100)%
CASH USED FOR INVESTING ACTIVITIES	(27,857)	(67,801)	NM	(80,793)	(128,984)	60%
Issuance of long-term borrowings	2,220	—	(100)%	3,674	—	(100)%
Repayment of borrowings (3)	(4,672)	(248)	(95)%	(83,893)	(721)	(99)%
Proceeds from capital increase	5,164	212	(96)%	29,619	774	(97)%
Change in other financial liabilities (2)	15,082	(136)	NM	15,346	16,674	9%
CASH (USED FOR) FROM FINANCING ACTIVITIES	17,794	(172)	NM	(35,254)	16,727	NM

CHANGE IN NET CASH AND CASH EQUIVALENTS	51,664	(17,717)	NM	50,409	62,869	25%
Net cash and cash equivalents at beginning of period	308,185	480,285	56%	270,317	414,111	53%
Effect of exchange rates changes on cash and cash equivalents (2)	(1,866)	(3,878)	NM	37,257	(18,290)	NM
Net cash and cash equivalents at end of period	$357,983	$458,690	28%	$357,983	$458,690	28%

(1) Of which $21.4 million and $17.1 million of equity awards compensation expense consisted of share-based compensation expense according to ASC 718 Compensation - stock compensation for the quarter ended September 30, 2017 and 2018, respectively, and $50.7 million and $55.3 million for the nine month period ended September 30, 2017 and 2018, respectively.

(2) During the quarter ended September 30, 2017 and 2018, respectively, and the nine months ended September 30, 2017, and 2018, respectively, the Company reported the cash impact of the settlement of hedging derivatives related to financing activities in cash from (used for) financing activities in the unaudited consolidated statements of cash flows.

(3) Interest paid for the quarter ended September 30, 2017 and 2018, amounted to $0.6 million and $0.4 million respectively and for the nine months ended September 30, 2017 and 2018, amounted to $2.1 million and $1.2 million respectively.

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		YoY Change	September 30,		YoY Change
	2017	2018		2017	2018

CASH FROM OPERATING ACTIVITIES	$61,727	$50,256	(19)%	$166,456	$175,126	5%
Acquisition of intangible assets, property, plant and equipment	(20,999)	(60,627)	NM	(74,275)	(86,920)	17%
Change in accounts payable related to intangible assets, property, plant and equipment	(6,774)	30,971	NM	(8,760)	6,850	NM
FREE CASH FLOW (1)	$33,954	$20,600	(39)%	$83,421	$95,056	14%

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment.

CRITEO S.A.
Reconciliation of Revenue ex-TAC by Region to Revenue by Region
(U.S. dollars in thousands, unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
Region	2017	2018	YoY Change	YoY Change at Constant Currency	2017	2018	YoY Change	YoY Change at Constant Currency
Revenue
Americas	$228,326	$211,247	(7)%	(6)%	$665,731	$636,723	(4)%	(4)%
EMEA	207,168	195,230	(6)%	(3)%	587,942	618,921	5%	0.2%
Asia-Pacific	128,479	122,392	(5)%	(4)%	368,988	374,574	2%	(0.2)%
Total	563,973	528,869	(6)%	(4)%	1,622,661	1,630,218	0.5%	(2)%

Traffic acquisition costs
Americas	(141,869)	(126,406)	(11)%	(9)%	(416,025)	(383,429)	(8)%	(7)%
EMEA	(115,446)	(111,131)	(4)%	(1)%	(329,635)	(343,601)	4%	(1)%
Asia-Pacific	(72,261)	(67,850)	(6)%	(5)%	(212,809)	(209,066)	(2)%	(3)%
Total	(329,576)	(305,387)	(7)%	(5)%	(958,469)	(936,096)	(2)%	(4)%

Revenue ex-TAC (1)
Americas	86,457	84,841	(2)%	(0.3)%	249,706	253,294	1%	2%
EMEA	91,722	84,099	(8)%	(5)%	258,307	275,320	7%	2%
Asia-Pacific	56,218	54,542	(3)%	(2)%	156,179	165,508	6%	4%
Total	$234,397	$223,482	(5)%	(2)%	$664,192	$694,122	5%	2%

(1) We define Revenue ex-TAC as our revenue excluding traffic acquisition costs generated over the applicable measurement period. Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region are not measures calculated in accordance with U.S. GAAP. We have included Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region because they are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue and review of these measures by region can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region or similarly titled measures but define the regions differently, which reduces their effectiveness as a comparative measure; and (c) other companies may report Revenue ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region alongside our other U.S. GAAP financial results, including revenue. The above table provides a reconciliation of Revenue ex-TAC to revenue and Revenue ex-TAC by Region to revenue by region.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		YoY Change	September 30,		YoY Change
	2017	2018		2017	2018
Net income	$22,269	$17,948	(19)%	$44,291	$53,745	21%
Adjustments:
Financial (income) expense, net	2,886	1,007	(65)%	7,313	3,338	(54)%
Provision for income taxes	7,858	6,821	(13)%	15,724	27,845	77%
Equity awards compensation expense	22,028	17,261	(22)%	51,887	56,809	9%
Research and development	6,361	4,901	(23)%	14,738	16,227	10%
Sales and operations	9,897	6,952	(30)%	23,009	23,451	2%
General and administrative	5,770	5,408	(6)%	14,140	17,131	21%
Pension service costs	320	419	31%	910	1,272	40%
Research and development	161	208	29%	459	640	39%
Sales and operations	65	83	28%	184	237	29%
General and administrative	94	128	36%	267	395	48%
Depreciation and amortization expense	23,755	25,619	8%	66,232	72,825	10%
Cost of revenue	14,320	16,571	16%	38,419	46,870	22%
Research and development	2,822	2,724	(3)%	8,857	7,190	(19)%
Sales and operations	5,102	4,442	(13)%	14,988	13,414	(11)%
General and administrative	1,511	1,882	25%	3,968	5,351	35%
Acquisition-related costs	—	516	—%	—	516	—%
General and administrative	—	516	—%	—	516	—%
Restructuring	—	—	—%	3,299	(53)	NM
Cost of revenue	—	—	—%	2,497	—	(100)%
Research and development	—	—	—%	—	(332)	—%
Sales and operations	—	—	—%	690	290	(58)%
General and administrative	—	—	—%	112	(11)	NM
Total net adjustments	56,847	51,643	(9)%	145,365	162,552	12%
Adjusted EBITDA(1)	$79,116	$69,591	(12)%	$189,656	$216,297	14%

(1) We define Adjusted EBITDA as our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short-term and long-term operational plans. In particular, we believe that the elimination of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (b) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; (c) Adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation; (d) Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and (e) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted EBITDA alongside our U.S. GAAP financial results, including net income.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		YoY Change	September 30,		YoY Change
	2017	2018		2017	2018

Research and Development expenses	$(43,860)	$(41,796)	(5)%	$(126,992)	$(134,658)	6%
Equity awards compensation expense	6,361	4,901	(23)%	14,738	16,227	10%
Depreciation and Amortization expense	2,822	2,724	(3)%	8,857	7,190	(19)%
Pension service costs	161	208	29%	459	640	39%
Restructuring	—	—	—%	—	(332)	—%
Non GAAP - Research and Development expenses	(34,516)	(33,963)	(2)%	(102,938)	(110,933)	8%
Sales and Operations expenses	(95,184)	(90,526)	(5)%	(283,815)	(278,901)	(2)%
Equity awards compensation expense	9,897	6,952	(30)%	23,009	23,451	2%
Depreciation and Amortization expense	5,102	4,442	(13)%	14,988	13,414	(11)%
Pension service costs	65	83	28%	184	237	29%
Restructuring	—	—	—%	690	290	(58)%
Non GAAP - Sales and Operations expenses	(80,120)	(79,049)	(1)%	(244,944)	(241,509)	(1)%
General and Administrative expenses	(32,389)	(32,463)	—%	(96,143)	(102,698)	7%
Equity awards compensation expense	5,770	5,408	(6)%	14,140	17,131	21%
Depreciation and Amortization expense	1,511	1,882	25%	3,968	5,351	35%
Pension service costs	94	128	36%	267	395	48%
Acquisition related costs	—	516	—%	—	516	—%
Restructuring	—	—	—%	112	(11)	NM
Non GAAP - General and Operations expenses	(25,014)	(24,529)	(2)%	(77,656)	(79,316)	2%
Total Operating expenses	(171,433)	(164,785)	(4)%	(506,950)	(516,257)	2%
Equity awards compensation expense	22,028	17,261	(22)%	51,887	56,809	9%
Depreciation and Amortization expense	9,435	9,048	(4)%	27,813	25,955	(7)%
Pension service costs	320	419	31%	910	1,272	40%
Acquisition-related costs	—	516	—%	—	516	—%
Restructuring	—	—	—%	802	(53)	NM
Total Non GAAP Operating expenses (1)	$(139,650)	$(137,541)	(2)%	$(425,538)	$(431,758)	1%

(1) We define Non-GAAP Operating Expenses as our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures we use to provide our quarterly and annual business outlook to the investment community.

CRITEO S.A.
Detailed Information on Selected Items
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		YoY Change	September 30,		YoY Change
	2017	2018		2017	2018
Equity awards compensation expense
Research and development	$6,361	$4,901	(23)%	$14,738	$16,227	10%
Sales and operations	9,897	6,952	(30)%	23,009	23,451	2%
General and administrative	5,770	5,408	(6)%	14,140	17,131	21%
Total equity awards compensation expense	22,028	17,261	(22)%	51,887	56,809	9%

Pension service costs
Research and development	161	208	29%	459	640	39%
Sales and operations	65	83	28%	184	237	29%
General and administrative	94	128	36%	267	395	48%
Total pension service costs	320	419	31%	910	1,272	40%

Depreciation and amortization expense
Cost of revenue	14,320	16,571	16%	38,419	46,870	22%
Research and development	2,822	2,724	(3)%	8,857	7,190	(19)%
Sales and operations	5,102	4,442	(13)%	14,988	13,414	(11)%
General and administrative	1,511	1,882	25%	3,968	5,351	35%
Total depreciation and amortization expense	23,755	25,619	8%	66,232	72,825	10%

Acquisition-related costs
General and administrative	—	516	—%	—	516	—%
Total acquisition-related costs	—	516	—%	—	516	—%

Restructuring
Cost of revenue	—	—	—%	2,497	—	(100)%
Research and development	—	—	—%	—	(332)	—%
Sales and operations	—	—	—%	690	290	(58)%
General and administrative	—	—	—%	112	(11)	NM
Total restructuring	$—	$—	—%	$3,299	$(53)	NM

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income
(U.S. dollars in thousands except share and per share data, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		YoY Change	September 30,		YoY Change
	2017	2018		2017	2018

Net income	$22,269	$17,948	(19)%	$44,291	$53,745	21%
Adjustments:
Equity awards compensation expense	22,028	17,261	(22)%	51,887	56,809	9%
Amortization of acquisition-related intangible assets	4,428	3,920	(11)%	13,879	10,825	(22)%
Acquisition-related costs	—	516	—%	—	516	—%
Restructuring costs	—	—	—%	3,299	(53)	NM
Tax impact of the above adjustments	(4,309)	(3,309)	(23)%	(11,880)	(9,505)	(20)%
Total net adjustments	22,147	18,388	(17)%	57,185	58,592	2%
Adjusted net income(1)	$44,416	$36,336	(18)%	$101,476	$112,337	11%

Weighted average shares outstanding
- Basic	65,412,326	67,075,453		64,881,751	66,531,371
- Diluted	68,200,343	68,625,673		67,876,791	67,864,802

Adjusted net income per share
- Basic	$0.68	$0.54	(21)%	$1.56	$1.69	8%
- Diluted	$0.65	$0.53	(18)%	$1.50	$1.66	11%

(1) We define Adjusted Net Income as our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, restructuring costs, acquisition-related costs and deferred price consideration and the tax impact of the foregoing adjustments. Adjusted Net Income is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted Net Income because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of the foregoing adjustments in calculating Adjusted Net Income can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted Net Income has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) Adjusted Net Income does not reflect the potentially dilutive impact of equity-based compensation or the impact of certain acquisition related costs; and (b) other companies, including companies in our industry, may calculate Adjusted Net Income or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted Net Income alongside our other U.S. GAAP-based financial results, including net income.

CRITEO S.A.
Constant Currency Reconciliation
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2017	2018	YoY Change	2017	2018	YoY Change

Revenue as reported	$563,973	$528,869	(6)%	$1,622,661	$1,630,218	0.5%
Conversion impact U.S. dollar/other currencies		11,355			(31,125)
Revenue at constant currency(1)	563,973	540,224	(4)%	1,622,661	1,599,093	(1)%

Traffic acquisition costs as reported	(329,576)	(305,387)	(7)%	(958,469)	(936,096)	(2)%
Conversion impact U.S. dollar/other currencies		(6,280)			17,076
Traffic Acquisition Costs at constant currency(1)	(329,576)	(311,667)	(5)%	(958,469)	(919,020)	(4)%

Revenue ex-TAC as reported(2)	234,397	223,482	(5)%	664,192	694,122	5%
Conversion impact U.S. dollar/other currencies		5,076			(14,048)
Revenue ex-TAC at constant currency(2)	234,397	228,558	(2)%	664,192	680,074	2%
Revenue ex-TAC(2)/Revenue as reported	42%	42%		41%	43%

Other cost of revenue as reported	(29,951)	(32,921)	10%	(89,914)	(92,937)	3%
Conversion impact U.S. dollar/other currencies		(480)			123
Other cost of revenue at constant currency(1)	(29,951)	(33,401)	12%	(89,914)	(92,814)	3%

Adjusted EBITDA(3)	79,116	69,591	(12)%	189,656	216,297	14%
Conversion impact U.S. dollar/other currencies		522			(12,576)
Adjusted EBITDA(3) at constant currency(1)	$79,116	$70,113	(11)%	$189,656	$203,721	7%
Adjusted EBITDA(3)/Revenue ex-TAC(2)	34%	31%		29%	31%
Adjusted EBITDA(3) at constant currency(1)/Revenue ex-TAC(2) at constant currency(1)	34%	31%		29%	30%

(1) Information herein with respect to results presented on a constant currency basis is computed by applying prior period average exchange rates to current period results. We have included results on a constant currency basis because it is a key measure used by our management and Board of directors to evaluate operating performance. Management reviews and analyzes business results excluding the effect of foreign currency translation because they believe this better represents our underlying business trends. The table above reconciles the actual results presented in this section with the results presented on a constant currency basis.

(2) Revenue ex-TAC is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Revenue ex-TAC by Region to Revenue by Region" for a reconciliation of Revenue ex-TAC to revenue.

(3) Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Adjusted EBITDA to Net Income" for a reconciliation of Adjusted EBITDA to net income.

CRITEO S.A.
Information on Share Count
(unaudited)

	Nine Months Ended
	September 30,
	2017	2018
Shares outstanding as at January 1,	63,978,204	66,085,097
Weighted average number of shares issued during the period	903,547	446,274
Basic number of shares - Basic EPS basis	64,881,751	66,531,371
Dilutive effect of share options, warrants, employee warrants - Treasury method	2,995,040	1,333,431
Diluted number of shares - Diluted EPS basis	67,876,791	67,864,802

Shares outstanding as of September 30,	65,551,174	67,231,036
Total dilutive effect of share options, warrants, employee warrants	8,194,498	8,368,660
Fully diluted shares as of September 30,	73,745,672	75,599,696

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated, unaudited)

	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018	YoY Change	QoQ Change

Clients	14,468	15,423	16,370	17,299	18,118	18,528	18,396	19,213	11%	4%

Revenue	566,825	516,667	542,022	563,973	674,031	564,164	537,185	528,869	(6)%	(2)%
Americas	266,438	208,013	229,392	228,326	324,696	212,695	212,781	211,247	(7)%	(1)%
EMEA	189,298	189,092	191,682	207,168	221,019	222,611	201,080	195,230	(6)%	(3)%
APAC	111,089	119,562	120,948	128,479	128,316	128,858	123,324	122,392	(5)%	(1)%

TAC	(341,877)	(306,693)	(322,200)	(329,576)	(397,087)	(323,746)	(306,963)	(305,387)	(7)%	(1)%
Americas	(167,046)	(128,867)	(145,289)	(141,869)	(203,368)	(131,521)	(125,502)	(126,406)	(11)%	1%
EMEA	(108,567)	(107,583)	(106,605)	(115,446)	(120,662)	(119,893)	(112,577)	(111,131)	(4)%	(1)%
APAC	(66,264)	(70,243)	(70,306)	(72,261)	(73,057)	(72,332)	(68,884)	(67,850)	(6)%	(2)%

Revenue ex-TAC	224,948	209,974	219,822	234,397	276,944	240,418	230,222	223,482	(5)%	(3)%
Americas	99,391	79,146	84,103	86,457	121,328	81,174	87,279	84,841	(2)%	(3)%
EMEA	80,731	81,509	85,077	91,722	100,357	102,718	88,503	84,099	(8)%	(5)%
APAC	44,826	49,319	50,642	56,218	55,259	56,526	54,440	54,542	(3)%	0.2%

Adjusted EBITDA	82,995	56,454	54,086	79,116	119,928	77,932	68,774	69,591	(12)%	1%

Cash flow from operating activities	71,658	44,238	60,491	61,727	79,002	84,527	40,341	50,256	(19)%	25%

Capital expenditures	22,981	28,206	27,055	27,773	25,476	32,567	17,847	29,656	7%	66%

Capital expenditures / Revenue	4%	5%	5%	5%	4%	6%	3%	6%	20%	100%

Net cash position	270,318	303,813	308,185	357,983	414,111	483,874	480,285	458,690	28%	(4)%

Headcount	2,503	2,582	2,690	2,712	2,764	2,675	2,678	2,737	1%	2.2%

Days Sales Outstanding (days - end of month)	53	56	57	56	57	60	61	60	N.A.	N.A.